UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2016

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 8.01    Other Events

On May 4, 2016, VSE Corporation  issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference, announcing that its Board of Directors has declared a two-for-one split of the Company's common stock and a post-stock split quarterly cash dividend  of $.06 per share.

The stock split will be effected in the form of a dividend of one share of VSE common stock (par value $.05 per share) on each share of VSE common stock held of record as of the close of business on July 20, 2016.

The cash dividend of $0.06 per share represents an increase of 9%, for an annual post-stock split dividend rate of $0.24 per share. The $0.06 per share dividend will be paid on August 3, 2016 to stockholders of record as of the close of business on July 20, 2016.

Item 9.01    Financial Statements and Exhibits

     D.        Exhibits

            99.1      Press Release dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: May 4, 2016	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary